Registration No. 333-_________________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 ---------------

                        KINDERCARE LEARNING CENTERS, INC.
             (Exact name of registrant as specified in its charter)
                                 ---------------

              DELAWARE                                      63-0941966
    (State or other jurisdiction                           (IRS Employer
   of incorporation or organization)                     Identification No.)

     650 NE Holladay, Suite 1400
          Portland, Oregon                                     97232
        (Address of Principal                                (Zip Code)
        Executive Offices)
                                 --------------

                Restated Nonqualified Deferred Compensation Plan
                              (Full title of plan)

                                Eva M. Kripalani
                    Senior Vice President and General Counsel
                        KinderCare Learning Centers, Inc.
                           650 NE Holladay, Suite 1400
                             Portland, Oregon 97232
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (503) 872-1300

                                    Copy to:
                               John M. Schweitzer
                                 Stoel Rives LLP
                         900 SW Fifth Avenue, Suite 2300
                           Portland, Oregon 97204-1268
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                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                            Proposed                      Proposed
                             Maximum                       Maximum
                       Amount      Offering      Aggregate         Amount of
Title of Securities    to Be      Price Per      Offering        Registration
to Be Registered     Registered     Share          Price              Fee
-------------------  ----------   ---------     ----------       ------------

Deferred          $5,000,000(1)    N/A          $5,000,000(1)         $460
Compensation
Obligations
--------------------------------------------------------------------------------

(1) The Deferred Compensation Obligations are unsecured obligations of KinderCare Learning Centers, Inc. to pay deferred compensation in the future in accordance with its Restated Nonqualified Deferred Compensation Plan. Deferred compensation will be paid in cash.

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
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

     The following documents filed by KinderCare Learning Centers, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

     (a) The Company's effective registration statement on a Form 10 filed under the Securities Exchange Act of 1934, which contains audited consolidated financial statements for the Company's latest fiscal year.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the registration statement referred to in (a) above.

     (c) The description of the authorized capital stock of the Company contained in the Company's registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating the description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4. Description of Securities.

     The securities registered hereby are deferred compensation obligations of the Company under the Company's Restated Nonqualified Deferred Compensation Plan (the "Plan"). These securities represent the contractual obligation of the Company to pay or distribute when due to participants in the Plan cash with respect to amounts deferred in accordance with the terms of the Plan. The right of each participant in the Plan is that of a general, unsecured creditor of the Company. A participant's interest under the Plan may not be sold, assigned, transferred, pledged or otherwise encumbered.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors and Officers.

     The Company is a Delaware corporation. Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") enables a corporation in its original certificate of incorporation or an amendment to such certificate to eliminate or limit the personal liability of a director for

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
violations of the director's fiduciary duty, except (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchase or redemptions or (4) for any transaction from which a director derives an improper personal benefit.

     Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation's best interest and, for criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in any action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

     The Company's certificate of incorporation provides for the indemnification of any individual who is made a party to a proceeding because such individual is or was a director or officer of the Company against liability incurred by such individual in the proceeding if such individual acted in good faith and in a manner the individual reasonably believed to be in or not opposed to our best interests and, in the case of any criminal proceeding, the individual had no reason to believe his or her conduct was unlawful. In addition, Article IV of the Company's Restated Bylaws, which are filed as Exhibit 4.2 to this registration statement, provides for indemnification of the officers and directors to the full extent permitted by applicable law.

     In addition to the indemnification provided by the Certificate of Incorporation and Restated Bylaws, the Company has entered into an indemnity agreement with each of its directors and officers. The indemnity agreements require the Company to provide indemnification, to the fullest extent not prohibited by law, for all liability (including attorneys' fees, judgments, fines, penalties and amounts paid in settlement) incurred by the director or officer in connection with any actual or threatened action, suit, proceeding or alternative dispute resolution mechanism by reason of the fact that the person is or was serving as a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise.

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
     The Company also has directors' and officers' liability insurance coverage which insures the Company's directors and officers against certain liabilities.

Item 7. Exemption From Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

   4.1 Amended and Restated Certificate of Incorporation of KinderCare (incorporated by reference to Exhibit 3(a) to the Company's Registration Statement on Form 10, dated December 9, 2002, File No. 000-17098).

   4.2    Restated Bylaws of the Company.

   4.3    Restated Nonqualified Deferred Compensation Plan.

   4.4    Amendment No. 1 to Nonqualified Deferred Compensation Plan.

   5.1    Opinion of Stoel Rives LLP.

   23.1   Consent of Deloitte & Touche LLP.

   23.3   Consent of Stoel Rives LLP (included in Exhibit 5.1).

   24.1   Powers of Attorney.

Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

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
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on February 21, 2003.

                                       KINDERCARE LEARNING CENTERS, INC.

                                       By /s/ EVA M. KRIPALANI
                                          --------------------------------------
                                          Eva M. Kripalani
                                          Senior Vice President, General
                                          Counsel and Corporate Secretary

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
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 21, 2003.

    Signature                           Title

/s/ DAVID J. JOHNSON                    Chief Executive Officer and Chairman
-----------------------------------     of the Board of Directors (Principal
    David J. Johnson                    Executive Officer)

/s/ DAN JACKSON                         Executive Vice President, Chief
-----------------------------------     Financial Officer (Principal
    Dan Jackson                         Financial and Accounting Officer)

/s/ HENRY R. KRAVIS                     Director
-----------------------------------
    Henry R. Kravis

/s/ GEORGE R. ROBERTS                   Director
-----------------------------------
    George R. Roberts

/s/ MICHAEL W. MICHELSON                Director
-----------------------------------
    Michael W. Michelson

/s/ SCOTT C. NUTTALL                    Director
-----------------------------------
    Scott C. Nuttall

/s/ RICHARD J. GOLDSTEIN                Director
-----------------------------------
    Richard J. Goldstein

   *By /s/ EVA M. KRIPALANI
      ----------------------------------
      Eva M. Kripalani, Attorney-in-Fact

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
                                EXHIBIT INDEX

Exhibit
Number      Document Description
-------     --------------------

  4.1 Amended and Restated Certificate of Incorporation of KinderCare (incorporated by reference to Exhibit 3(a) to the Company's Registration Statement on Form 10, dated December 9, 2002, File No. 000-17098).

  4.2       Restated Bylaws of the Company.

  4.3       Restated Nonqualified Deferred Compensation Plan.

  4.4       Amendment No. 1 to Nonqualified Deferred Compensation Plan.

  5.1       Opinion of Stoel Rives LLP.

  23.1      Consent of Deloitte & Touche LLP.

  23.3      Consent of Stoel Rives LLP (included in Exhibit 5.1).

  24.1      Powers of Attorney.

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